                                                                     EXHIBIT 4.4


                    FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT


        This First Amendment to Stockholders Agreement (the "Amendment"), dated as of December 15, 1998, is entered into by and among Nextera Enterprises, L.L.C., a Delaware limited liability company ("Nextera"), Nextera Enterprises, Inc., a Delaware corporation (the "Company"), and the individuals and other parties listed on the signature pages hereof and their permitted successors and assigns (each a "Stockholder" and collectively, the "Stockholders").

        A. Nextera, the Company and the Stockholders have entered into a Stockholders Agreement dated as of August 31, 1998 (the "Stockholders Agreement"). Section 12.1 of the Stockholders Agreement provides that the Stockholders Agreement may be amended by an instrument in writing signed by Nextera or the Company, Stockholders holding a majority of the Subject Shares and Stockholders holding a majority of the Subject Shares held by Sibson Persons. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Stockholders Agreement.

        B. The Company has signed a non-binding letter of intent with Lexecon Inc., an Illinois corporation ("Lexecon"), relating to a possible transaction whereby the holders of all of the outstanding capital stock of Lexecon (the "Lexecon Persons") may contribute such stock to the Company in exchange for, among other things, the issuance by the Company of shares of its Class A Common Stock and/or options to purchase shares of Class A Common Stock ("Options") to the Lexecon Persons (the "Lexecon Transaction"). The Company also may issue shares of its Class A Common Stock and/or Options to certain Lexecon employees in connection with the Lexecon Transaction.

        C. The Company, from time to time, may desire to issue additional shares of its Common Stock in connection with other transactions.

        D. The parties desire to amend the Stockholders Agreement to permit the Company to add additional parties to the Stockholders Agreement as Stockholders in connection with the Lexecon Transaction and other transactions and to reflect certain other matters as set forth herein.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency is hereby acknowledged, the parties agree as follows:

        1. Additional Stockholders. Section 12.1 of the Stockholders Agreement is hereby deleted and replaced in its entirety with the following:

               "12.1 Amendments. This Agreement may not be amended except by an instrument in writing signed by Nextera or the Company, Stockholders holding a majority of the Subject Shares and Stockholders holding a majority of the Subject Shares held by Sibson Persons; provided, however, that this Agreement may be amended solely to add additional parties to this Agreement as Stockholders by (i) the affirmative vote of a majority of the members of the Board of Directors of the Company (from and after the consummation of the Incorporation Transaction)



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or the affirmative vote of a majority of the members of the governing body of
Nextera (prior to the consummation of the Incorporation Transaction), and (ii) the execution of signature pages or such other documentation as may be required by the Company or Nextera by each additional Stockholder party. Nextera or the Company shall have the power to amend Schedule A to this Agreement from time to time to reflect amendments adding parties as Stockholders."

        2. Lexecon Board Representative. The following new section 7.1 is added to the Stockholders Agreement effective as of the closing of the Lexecon
Transaction:

               "7.1 Lexecon Board Representative. Until the second anniversary of the closing of the Lexecon Transaction, the Stockholders shall be required to elect one person that is designated by the Lexecon Persons (the "Lexecon Designee") to the Board of Directors of the Company and each Stockholder agrees to vote his Subject Shares to effectuate the same. The Lexecon Designee shall be Andy Rosenfield until a successor is designated in a notice to the Company signed by Lexecon Persons holding at least a majority of the shares of Class A Common Stock held by all Lexecon Persons. Following the second anniversary of the closing of the Lexecon Transaction, the Stockholders shall have no obligation to elect the Lexecon Designee to the Board of Directors of the Company. This Section 7.1 shall be effective only upon the closing of the Lexecon Transaction."

        3. Typographical Corrections. The last two words of the first sentence of Section 1.3 of the Stockholders Agreement are hereby corrected to read "Operating Agreement." The reference to "holders of Class A Common Stock being entitled to ten votes per share" in clause (i) in the parenthetical at the end of Section 17 is hereby corrected to read "holders of Class B Common Stock being entitled to ten votes per share."

        4. Full Force and Effect. Except as expressly amended by this Amendment, the Stockholders Agreement shall continue in full force and effect. In the event of any conflict or inconsistency between the Stockholders Agreement and this Amendment, the terms of this Amendment shall govern.



             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

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               IN WITNESS WHEREOF, this Amendment has been executed and
delivered as of the date first written above.

                                            "NEXTERA":

                                            NEXTERA ENTERPRISES, L.L.C.,
                                            a Delaware limited liability company



                                            By:    /s/ Michael P. Muldowney
                                            ------------------------------------
                                            Name: Michael P. Muldowney
                                            Title: Chief Financial Officer


                                            NEXTERA ENTERPRISES, INC.,
                                            a Delaware corporation



                                            By:    /s/ Michael P. Muldowney
                                            ------------------------------------
                                            Name: Michael P. Muldowney
                                            Title:  Vice President

"STOCKHOLDERS"


KNOWLEDGE ENTERPRISES, INC.,
a Delaware corporation

By:  /s/ Ralph Finerman
   -------------------------------
        Ralph Finerman
        Its Secretary


  /s/ Gresham Brebach, Jr.                    /s/ Debra Bergevine
--------------------------------            ------------------------------------
Gresham Brebach, Jr.                        Debra Bergevine


  /s/ Ronald Bohlin
--------------------------------            ------------------------------------
Ronald Bohlin                               David Fritts


  /s/ Michael Muldowney                       /s/ Belden Menkus
--------------------------------            ------------------------------------
Michael Muldowney                           Belden Menkus


                                              /s/ Patrick Flynn
--------------------------------            ------------------------------------
Dwight Gertz                                Patrick Flynn



--------------------------------            ------------------------------------
Jacob H. Brooks                             Charles Blackburn



--------------------------------            ------------------------------------
Martin G. Glavin                            Douglas Stein



--------------------------------            ------------------------------------
Herbert J. Guck                             Glenn Van Straatum



--------------------------------            ------------------------------------
Michael Martindale                          Iain McNeil


  /s/ John Robosson                           /s/ Dion C. Smith
--------------------------------            ------------------------------------
John Robosson                               Dion C. Smith

  /s/ Ravinder Bhaskaran                      /s/ Michael J. Shepherd
--------------------------------            ------------------------------------
Ravinder Bhaskaran                          Michael J. Shepherd


  /s/ Ramesh Vasudevan                        /s/ Padmini Vasudevan
--------------------------------            ------------------------------------
Ramesh Vasudevan                            Padmini Vasudevan


  /s/ Mason S. Tenaglia
--------------------------------            ------------------------------------
Mason S. Tenaglia                           Daniel Gilmore


                                              /s/ Joseph Axelrod
--------------------------------            ------------------------------------
Douglas Ferguson                            Joseph Axelrod


  /s/ John Balkcom                            /s/ Mark Blessington
--------------------------------            ------------------------------------
John Balkcom                                Mark Blessington


  /s/ Frederick (Ted) Briggs                  /s/ Roger Brossy
--------------------------------            ------------------------------------
Frederick (Ted) Briggs                      Roger Brossy


  /s/ Seymour Burchman                        /s/ Pamela Cohen
--------------------------------            ------------------------------------
Seymour Burchman                            Pamela Cohen


  /s/ Glenn Dalton                            /s/ Barbara Dewey
--------------------------------            ------------------------------------
Glenn Dalton                                Barbara Dewey


  /s/ Donald Gallo                            /s/ Donald Gough
--------------------------------            ------------------------------------
Donald Gallo                                Donald Gough


  /s/ Elizabeth Hawk
--------------------------------            ------------------------------------
Elizabeth Hawk                              Myrna Hellerman


  /s/ James Kochanski                         /s/ Steven Landberg
--------------------------------            ------------------------------------
James Kochanski                             Steven Landberg

  /s/ Peter LeBlanc                           /s/ William O'Connell
--------------------------------            ------------------------------------
Peter LeBlanc                               William O'Connell


  /s/ Vincent Perro                           /s/ Jude Rich
--------------------------------            ------------------------------------
Vincent Perro                               Jude Rich


  /s/ Karen Roche                             /s/ Anne Saunier
--------------------------------            ------------------------------------
Karen Roche                                 Anne Saunier


  /s/ Richard Semler                          /s/ Stephen Strelsin
--------------------------------            ------------------------------------
Richard Semler                              Stephen Strelsin


  /s/ Gerard Thomas                           /s/ Douglas Tormey
--------------------------------            ------------------------------------
Gerard (Chip) Thomas                        Douglas Tormey


  /s/ Susan Annunzio Tynan                    /s/ Michael McInerney
--------------------------------            ------------------------------------
Susan Annunzio Tynan                        Michael McInerney


  /s/ Fred Mendelsohn
--------------------------------
Fred Mendelsohn

                                            MATTHEW D. GOUGH TRUST


                                            By:  /s/ Donald Gough
                                                 -------------------------------
                                                 Donald Gough, as Trustee


                                            By:  /s/ Brandon E. Gough
                                                 -------------------------------
                                                 Brandon E. Gough, as Trustee



                                            JEREMY P. GOUGH TRUST


                                            By:  /s/ Donald Gough
                                                 -------------------------------
                                                 Donald Gough, as Trustee


                                            By:  /s/ Brandon E. Gough
                                                 -------------------------------
                                                 Brandon E. Gough, as Trustee



                                            BRANDON E. GOUGH TRUST


                                            By:  /s/ Donald Gough
                                                 -------------------------------
                                                 Donald Gough, as Trustee


                                            By:  /s/ Brandon E. Gough
                                                 -------------------------------
                                                 Brandon E. Gough, as Trustee



                                            MYRNA HELLERMAN TRUST NO. 1


                                            By:
                                                 -------------------------------
                                                 Richard L. Manning, as Trustee

                                            MYRNA HELLERMAN TRUST NO. 2


                                            By:
                                                 -------------------------------
                                                 Richard L. Manning, as Trustee



                                            MYRNA HELLERMAN TRUST NO. 1


                                            By:
                                                 -------------------------------
                                                 Richard L. Manning, as Trustee



                                            CHLOE ANN LEBLANC TRUST


                                            By:  /s/ Peter LeBlanc
                                                 -------------------------------
                                                 Peter LeBlanc, as Trustee



                                            THE ALEXANDRA V. PERRO QUALIFIED
                                            SUBCHAPTER S. TRUST


                                            By:
                                                 -------------------------------
                                                 Fred Farkouh, as Trustee


                                            By:
                                                 -------------------------------
                                                 Karin M. Perro, as Trustee

                                            THE SIENNA M. PERRO QUALIFIED
                                            SUBCHAPTER S. TRUST


                                            By:
                                                 -------------------------------
                                                 Fred Farkouh, as Trustee


                                            By:
                                                 -------------------------------
                                                 Karin M. Perro, as Trustee



                                            LEAH TRUST


                                            By:  /s/ Lauren J. Strelsin
                                                 -------------------------------
                                                 Lauren J. Strelsin, as Trustee



                                            MARK BLESSINGTON TRUST


                                            By:
                                                 -------------------------------
                                                 Mark Blessington, as Trustee